UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 26, 2014
        PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

PhotoMedex, Inc. (the “Company”) was served with notice on Wednesday, February 26, 2014, that a lawsuit has been filed in the Court of Chancery of the State of Delaware against the Company and its subsidiary, Gatorade Acquisition Corp., over the proposed acquisition of LCA-Vision, Inc. (“LCA”).  Mr. Aaron Wallis, a stockholder of LCA, also brought suit against LCA’s chief executive officer, Michael J. Celebrezze, and LCA’s board of directors.  The suit alleges that LCA’s officer and board members breached their fiduciary duty to LCA, and that the acquisition by PhotoMedex fails to maximize LCA’s stockholder value and deprives LCA’s stockholders of the ability to participate in LCA’s long-term prospects. The suit further alleges that the Company aided and abetted LCA’s officer and directors in their breaches of fiduciary duties.  The plaintiff seeks class action status for the suit, enjoinment of the proposed acquisition of LCA by PhotoMedex or, alternatively, rescission of that acquisition if it is consummated, as well as an unspecified amount of monetary damages, attorneys’ fees and experts’ fees.  The Company intends to vigorously defend itself against this lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: March 4, 2014	By: /s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer